UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.)
Filed by the Registrant ☑ Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Raven Industries, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

May 7, 2020

To Our Shareholders:

The COVID-19 Coronavirus continues to spread around the world and throughout the United States, including South Dakota. The health and safety of our shareholders, team members, customers, and communities are of paramount concern to your Board of Directors and management. Rather than attending our 2020 Annual Meeting of Shareholders in person, we are encouraging our shareholders to listen to the live webcast of the meeting.

We currently plan to hold the 2020 Annual Meeting of Shareholders at the physical location presented in the Notice of 2020 Annual Meeting of Shareholders provided with the proxy materials. However, we expect to follow an abbreviated format for the meeting and plan to keep the meeting as brief as possible. As such, we expect only a limited number of Company representatives to attend, we will not provide any refreshments, and we will follow social distancing guidelines as expressed by the U.S. Center for Disease Control and Prevention (CDC).

In addition, we encourage shareholders to recognize attending the meeting in person introduces extraordinary and unnecessary health and safety risks. In the event that someone would choose to attend the meeting in-person, the company asks that the attendee wear a face mask. As an alternative, we will conduct a live webcast of the meeting and we highly encourage access through the webcast or call-in numbers rather than attending the meeting in person. Instructions for accessing the webcast and call-in numbers are provided below.

Please note that accessing the meeting by webcast or call-in number does not permit shareholders to vote, revoke a proxy or ask live questions. Therefore, to ensure that your vote is counted at the Annual Meeting, we strongly encourage you to vote your shares by proxy as directed in your proxy card, or through your broker, bank, or other nominee’s voting instruction form.

Access to Webcast of Annual Meeting:
•Webcast: Access a live audio webcast via http://investors.ravenind.com/. Select “Events & Presentations” and click “Shareholder Meeting.”
•Call-in numbers: To join the conference call, please dial +1 (866) 393-0676.

We recommend that shareholders connect to the webcast at least 10 minutes prior to the start of the meeting, which will begin at 9:00 a.m. CDT, on Wednesday, May 20, 2020. The meeting webcast will also be archived on the Investor Relations section of the Raven Industries, Inc.’s website and a replay will be available for one year.

The Company is closely monitoring developments with the COVID-19 pandemic. As regards the Annual Meeting, the Company intends to comply with such local, state or federal requirements or guidelines as may be in effect on the date of the Annual Meeting, and we encourage our shareholders to use their own judgment and evaluation of those requirements or guidelines in determining whether to attend the Annual Meeting in person. In the event any further changes become necessary, we will publish those updates on our Investor Relations website at the address above.

If you have any further questions regarding proxy voting or how to access Raven Industries, Inc.’s annual meeting via webcast, please do not hesitate to contact Investor Relations at irinfo@ravenind.com or +1 (605) 336-2750.

We appreciate your continued support, and we hope that you and yours will stay safe and healthy.

Sincerely,

/s/ Daniel A. Rykhus	/s/ Lee A. Magnuson
Daniel A. Rykhus	Lee A. Magnuson
President and Chief Executive Officer	Corporate Secretary